                                                                   Exhibit 10.20

================================================================================

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                   LASALLE BANK NATIONAL ASSOCIATION, as Agent

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                           A PARTY HERETO, as Lenders

                                       and

                   COBRA ELECTRONICS CORPORATION, as Borrower

                          Dated As Of January 31, 2002

================================================================================

                                TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
1.       DEFINITIONS..............................................................................................1
2.       LOANS...................................................................................................12
   (a)       Revolving Loans.....................................................................................12
   (b)       Repayments..........................................................................................15
   (c)       Notes...............................................................................................15
3.       LETTERS OF CREDIT.......................................................................................15
   (a)       General Terms.......................................................................................15
   (b)       Requests for Letters of Credit......................................................................15
   (c)       Obligations Absolute................................................................................16
   (d)       Expiration Dates of Letters of Credit...............................................................16
   (e)       Participation.......................................................................................17
4.       INTEREST, FEES AND CHARGES..............................................................................17
   (a)       Interest Rate.......................................................................................17
   (b)       Other LIBOR Provisions..............................................................................18
   (c)       Fees And Charges....................................................................................20
   (d)       Maximum Interest....................................................................................22
   (e)       Replacement Lender for Increased Costs..............................................................22
5.       COLLATERAL..............................................................................................22
   (a)       Grant of Security Interest to Agent.................................................................22
   (b)       Other Security......................................................................................23
   (c)       Possessory Collateral...............................................................................23
   (d)       Electronic Chattel Paper............................................................................24
6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................24
7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................24
8.       COLLECTIONS.............................................................................................25
9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................26
   (a)       Borrowing Base Reports..............................................................................26
   (b)       Monthly Reports.....................................................................................27
   (c)       Quarterly Reports...................................................................................27
   (d)       Financial Statements................................................................................27
   (e)       Annual Projections..................................................................................28
   (f)       Explanation of Budgets and Projections..............................................................28
   (g)       Public Reporting....................................................................................28
   (h)       Other Information...................................................................................28
10.      TERMINATION.............................................................................................28
11.      REPRESENTATIONS AND WARRANTIES..........................................................................29

   (a)       Financial Statements and Other Information..........................................................29
   (b)       Locations...........................................................................................29
   (c)       Loans by Borrower...................................................................................30
   (d)       Accounts and Inventory..............................................................................30
   (e)       Liens...............................................................................................30
   (f)       Organization, Authority and No Conflict.............................................................30
   (g)       Litigation..........................................................................................31
   (h)       Compliance with Laws and Maintenance of Permits.....................................................31
   (i)       Affiliate Transactions..............................................................................31
   (j)       Names and Trade Names...............................................................................31
   (k)       Equipment...........................................................................................31
   (l)       Enforceability......................................................................................32
   (m)       Solvency............................................................................................32
   (n)       Indebtedness........................................................................................32
   (o)       Margin Security and Use of Proceeds.................................................................32
   (p)       Parent, Subsidiaries and Affiliates.................................................................32
   (q)       No Defaults.........................................................................................32
   (r)       Employee Matters....................................................................................33
   (s)       Intellectual Property...............................................................................33
   (t)       Environmental Matters...............................................................................33
   (u)       ERISA Matters.......................................................................................33
12.      AFFIRMATIVE COVENANTS...................................................................................33
   (a)       Maintenance of Records..............................................................................34
   (b)       Notices.............................................................................................34
   (c)       Compliance with Laws and Maintenance of Permits.....................................................35
   (d)       Inspection and Audits...............................................................................35
   (e)       Insurance...........................................................................................36
   (f)       Collateral..........................................................................................37
   (g)       Use of Proceeds.....................................................................................38
   (h)       Taxes...............................................................................................38
   (i)       Intellectual Property...............................................................................38
   (j)       Checking Account....................................................................................38
13.      NEGATIVE COVENANTS......................................................................................38
   (a)       Guaranties..........................................................................................39
   (b)       Indebtedness........................................................................................39
   (c)       Liens...............................................................................................39
   (d)       Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of
             Business............................................................................................39
   (e)       Dividends and Distributions.........................................................................40
   (f)       Investments; Loans..................................................................................40
   (g)       Fundamental Changes, Line of Business...............................................................40
   (h)       Equipment...........................................................................................40
   (i)       Use of Proceeds.....................................................................................41
   (j)       Affiliate Transactions..............................................................................41

   (k)       Settling of Accounts................................................................................41
   (l)       Management Fees; Compensation.......................................................................41
14.      FINANCIAL COVENANTS.....................................................................................41
   (a)       Tangible Net Worth..................................................................................41
   (b)       EBIT................................................................................................42
   (c)       Capital Expenditure Limitations.....................................................................42
15.      DEFAULT.................................................................................................42
   (a)       Payment.............................................................................................42
   (b)       Breach of this Agreement and the Other Agreements...................................................42
   (c)       Breaches of Other Obligations.......................................................................43
   (d)       Breach of Representations and Warranties............................................................43
   (e)       Loss of Collateral..................................................................................43
   (f)       Levy, Seizure or Attachment.........................................................................43
   (g)       Bankruptcy or Similar Proceedings...................................................................44
   (h)       Appointment of Receiver.............................................................................44
   (i)   Judgment................................................................................................44
   (j)       Death or Dissolution of Obligor.....................................................................44
   (k)       Default or Revocation of Guaranty...................................................................44
   (l)       Criminal Proceedings................................................................................45
   (m)       Change of Control...................................................................................45
   (n)       Change of Management................................................................................45
16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................45
17.      CONDITIONS PRECEDENT....................................................................................46
18.      SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS................................................46
19.      AGENT...................................................................................................47
   (a)       Appointment of Agent................................................................................47
   (b)       Nature of Duties of Agent...........................................................................48
   (c)       Lack of Reliance on Agent...........................................................................48
   (d)       Certain Rights of Agent.............................................................................49
   (e)       Reliance by Agent...................................................................................49
   (f)       Indemnification of Agent............................................................................49
   (g)       Agent in its Individual Capacity....................................................................50
   (h)       Holders of Notes....................................................................................50
   (i)       Successor Agent.....................................................................................50
   (j)       Collateral Matters..................................................................................51
   (k)       Actions with Respect to Defaults....................................................................52
   (l)       Delivery of Information.............................................................................52
   (m)       Demand..............................................................................................52
   (n)       Notice of Default...................................................................................53
20.      ASSIGNABILITY...........................................................................................53
21.      AMENDMENTS, ETC.........................................................................................55
22.      NONLIABILITY OF AGENTS AND LENDERS......................................................................56

23.      INDEMNIFICATION.........................................................................................57
24.      NOTICE..................................................................................................57
25.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................................................58
26.      HEADINGS OF SUBDIVISIONS................................................................................58
27.      POWER OF ATTORNEY.......................................................................................59
28.      CONFIDENTIALITY.........................................................................................59
29.      COUNTERPARTS............................................................................................59
30.      ELECTRONIC SUBMISSIONS..................................................................................59
31.      WAIVER OF JURY TRIAL; OTHER WAIVERS.....................................................................60

EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

EXHIBIT D -- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1 -- CONCENTRATION LIMITS

SCHEDULE 1A -- PERMITTED LIENS

SCHEDULE 5 -- EXCLUDED KEYMAN LIFE INSURANCE POLICIES

SCHEDULE 11(g) -- LITIGATION

SCHEDULE 11(i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -- NAMES & TRADE NAMES

SCHEDULE 11(n) -- INDEBTEDNESS

SCHEDULE 11(p) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 17(a) -- CLOSING DOCUMENT CHECKLIST

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 31st day of January, 2002 by and among NATIONAL CITY BANK OF MICHIGAN/ILLINOIS ("NCB") as a lender, with its principal office at One North Franklin, Suite 3600, Chicago, Illinois 60606, LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity "LaSalle"), as a Lender and as agent ("Agent") for itself, NCB and all other lenders from time to time a party hereto ("Lenders"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders and COBRA ELECTRONICS CORPORATION, a Delaware corporation, having its principal place of business at 6500 West Cortland Street, Chicago, Illinois 60707 ("Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrower may, from time to time, request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Agent and Lenders, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

     1.   DEFINITIONS.
          -----------

     "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the voting control or equity interests of Borrower, or (iii) ten percent (10%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

     "Assignment and Acceptance" shall have the meaning in Section 20 hereof.
                                                           ----------

     "Business Day" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

     "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower.

     "Collateral" shall mean all of the property of Borrower described in
Section 5 hereof, together with all other real or personal property of any
---------
Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Currency Hedging Agreements" shall mean any agreement entered into by Borrower providing for the hedging of currency exchange rate fluctuating risks.

     "Currency Hedging Liabilities" shall mean all obligations, liabilities, charges, costs, expenses and other amounts payable to any Lender or any affiliate of a Lender under any Current Hedging Agreements.

     "Defaulting Lender" shall have the meaning set forth in subsection 2(a)
                                                             ---------------
hereof.

     "Dollar Equivalent" shall mean, at any time, as to any amount denominated in any currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time based on the rate as quoted in The Wall Street Journal as the exchange rate for the purchase of such currency with Dollars on the date of such determination.

     "Dollars" and "$" shall mean lawful currency of the United States.

     "EBIT" shall mean, with respect to any period and without duplication, Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense and income
                                               ----
tax expense for such period, plus or minus any other non-cash charges or gains
                             ----    -----
(other than depreciation and amortization) which have been subtracted or added in calculating net income after taxes for such period, plus expenses arising
                                                       ----
from or relating to the unconsummated proposed acquisition of Lowrance Electronics, Inc. to the extent such charge was taken during such period, minus
                                                                          -----
earnings or plus losses on keyman life insurance policies owned by Borrower, all
            ----
on a consolidated basis.

     "Eligible Account" shall mean an Account owing to Borrower which is acceptable to Agent in its reasonable credit judgment for lending purposes. Without limiting Agent's reasonable credit judgment, Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

          (i) it is genuine and in all respects what it purports to be;

          (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iii)it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower has possession of, or Borrower has delivered to Agent (at Agent's request) shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within one hundred eighty (180) days after the date of the invoice and does not remain unpaid sixty (60) days past the due date thereof; provided, however, that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor are due and payable more than one hundred eighty (180) days past the stated invoice dates thereof or remain unpaid sixty (60) days after the respective due dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder (other than with respect to a setoff, counterclaim, credit, allowance or adjustment as described above) in whole or in part;

          (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

          (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

          (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (x) the Account Debtor is located within the United States of America or Canada;

          (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

          (xiii)it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds 10% (or, with respect to the Account Debtors listed on Schedule 1 hereto, the corresponding
                                   ----------
     percentages on such Schedule 1) of all Accounts of Borrower, provided, that
                         ----------
     such 10% limit shall be waived with respect to any Account Debtor for which Borrower has obtained accounts receivable insurance acceptable to Agent and the proceeds thereof have been collaterally assigned to Agent, or a credit limit determined by Agent in its reasonable credit judgment for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit);

          (xiv)it is an Account arising from the sale of an "Assigned Account" (as defined in the Non-Notification Factoring Agreement between SunTrust Bank and Borrower) to SunTrust Bank pursuant to a Factoring Arrangement; and

          (xv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its reasonable credit judgment.

     "Eligible Inventory" shall mean Inventory of Borrower which is acceptable to Agent in its reasonable credit judgment for lending purposes. Without limiting Agent's reasonable credit judgment, Agent shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (ii) it is located on one of the premises listed on Exhibit A (or
                                                              ---------
     other locations of which Agent has been advised in writing pursuant to subsection 12(b)(i) hereof) and is not in transit, except for Inventory of
     -------------------
     Borrower which is in transit to locations listed on Exhibit A hereto which
                                                         ---------
     Inventory was the subject of documentary Letters of Credit drawn upon prior to receipt by Borrower of the Inventory subject thereto or was purchased by Borrower on open account and as to which title to such Inventory has passed including receipt of all documents of title, provided, that Agent and Lenders shall not have outstanding advances with respect to Inventory which is in transit and purchased on open account, as described above, in excess of Two Million Dollars ($2,000,000) at any time;

          (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused free from defects which would, in Agent's reasonable credit judgment, affect its market value;

          (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent in its reasonable determination, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall require;

          (v) Agent has determined, in accordance with Agent's customary business practices, that it is not unacceptable due to age, type, category or quantity; provided, that for purposes hereof, Inventory of each product line (other than new products introduced during the immediately preceding twelve (12) months) consisting of Inventory in excess of the immediately preceding twelve (12) months of sales of such Inventory, shall be ineligible to the extent of such excess; and

          (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or
     (B) which violates any of the covenants of Borrower contained in this Agreement.

     "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Euros" means the currency of participating member states of the European Union that adopted a single currency in accordance with the Treaty on European Union of February 7, 1992.

     "Event of Default" shall have the meaning specified in Section 15 hereof.
                                                            ----------

     "Excess Availability" shall mean, as of any date of determination by Agent, the excess, if any, of (i) the lesser of the Revolving Loan Limit and the Maximum Revolving Loan Limit pursuant to subsection 2(a) over (ii) the sum of
                                         ---------------
outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date. For purposes of calculating Borrower's Excess Availability and the amount of the Revolving Loans available to Borrower pursuant to paragraph 2(a) relating thereto, all of Borrower's trade payables
            --------------
(other than disputed trade payables) and payments on outstanding debt, other than the Liabilities hereunder, which remain unpaid more than sixty (60) days after the due dates thereof shall, on the date of the determination of Excess Availability, be deemed to have been paid by Borrower by borrowing Revolving Loans.

     "Factoring Arrangement" shall mean an arrangement between Borrower and SunTrust Bank or another Person pursuant to which Borrower sells Accounts to such Person and the purchase price for such Accounts is paid directly to the Lock Box Account. To constitute a Factoring Arrangement hereunder, such arrangement must be made pursuant to documents, instruments and agreements reasonably satisfactory to Agent, an agreement among Agent, Borrower and the factor must be executed directing payment for such factored Accounts to the Lock Box Account and Accounts which are sold pursuant to a Factoring Arrangement shall no longer be Eligible Accounts.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Borrower, which ends on December 31st of each year.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     "Indemnified Party" shall have the meaning specified in Section 23 hereof.
                                                             ----------

     "Interest Period" shall have the meaning specified in subsection 4(a)(ii)
                                                           -------------------
hereof.

     "Letter of Credit" shall mean any Letter of Credit issued on behalf of Borrower or on behalf of Cobra Electronics Europe, Ltd. with respect to which Borrower is the co-applicant in accordance with this Agreement.

     "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount (including the Dollar Equivalent of all Letters of Credit denominated in Euros) of all Letters of Credit, and (ii) the aggregate unreimbursed amount (including the Dollar Equivalent of amounts drawn in Euros) of all drawn Letters of Credit not already converted to Loans hereunder.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to Agent and each Lender or to any parent, affiliate or subsidiary of Agent and each Lender of any and every kind and nature arising pursuant to this Agreement and the Other Agreements, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law including, without limitation, any Currency Hedging Liabilities.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service) as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Agent by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

     "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

     "Loans" shall mean all loans and advances made by Agent or Lenders to or on behalf of Borrower hereunder.

     "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.
--------------

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, operations or condition, financial or otherwise, of a Person.

     "Maximum Loan Limit" shall mean Fifty Million and No/100 Dollars ($50,000,000) as such amount may be increased or decreased from time to time in accordance with the terms of this Agreement.

     "Maximum Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof as such amount may be increased or decreased from time to
---------------
time in accordance with the terms of this Agreement.

     "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "Original Term" shall have the meaning specified in Section 10 hereof.
                                                         ----------

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower.

     "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.
                                                -------------------

     "Permitted Acquisitions" shall mean acquisitions by Borrower or any of its Subsidiaries which meet the following criteria:

          (i) such acquisition shall be structured as (a) an asset acquisition by the Borrower or a Subsidiary of the Borrower, (b) a merger of the acquired Person with and into the Borrower or a Subsidiary of the Borrower with Borrower or such Subsidiary as the surviving corporation in such merger or (c) a purchase of not less than seventy-five percent (75%) of the capital stock of the acquired Person by the Borrower or a Subsidiary of the Borrower;

          (ii) Agent shall have received such duly executed and delivered agreements, instruments and documents as Agent shall request in order to create in favor of Agent, for the benefit of Agent and Lenders, first priority perfected security interests (subject to Permitted Liens) in the personal property so acquired to secure the Liabilities and, in the case of an acquisition involving the purchase of the acquired Person's equity interests, Borrower shall cause all of the equity interests of such Person to be pledged to Agent, for the benefit of Agent and Lenders, and shall cause the Persons whose equity interests have been acquired to grant to Agent, for the benefit of Agent and Lenders, a first priority perfected security interest (subject to Permitted Liens) in the personal property of such Person, and Borrower shall cause such Person to guaranty the Liabilities; provided that if the Person acquired is a foreign company, the Borrower shall only cause sixty-five percent (65%) of the equity interests in such foreign company to be pledged to secure the Liabilities and not require a guaranty from, or liens on the assets of, such foreign acquired Person;

          (iii) such acquisition shall not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any of the Other Agreements;

          (iv) Borrower and any applicable Subsidiary of Borrower shall have obtained all material third party consents and approvals required in connection with such acquisition;

          (v) the business and assets (and, if applicable, all shares of capital stock) so acquired in such acquisition shall be in the consumer electronics industry and shall be acquired by Borrower or any Subsidiary of Borrower free and clear of all liens (other than Permitted Liens) and all indebtedness and material liabilities unless otherwise permitted under this Agreement;

          (vi) no indebtedness shall be incurred or assumed to finance such acquisition, other than (i) trade payables of the business being acquired, incurred in the ordinary course of business, (ii) the assumption of outstanding indebtedness of such acquired Person secured by purchase money liens or incurred with respect to capital leases to the extent permitted under subsection 13(b), and (iii) unsecured indebtedness which is
           ----------------
     subordinated to the Liabilities on terms and conditions reasonably satisfactory to Agent and Requisite Lenders.

          (vii) the result of any environmental audits, appraisals, testings or due diligence investigations conducted by Borrower or any of its Subsidiaries with respect to the business to be acquired shall have been delivered to Agent;

          (viii) Borrower has demonstrated in writing to the satisfaction of Agent that after giving effect to the acquisition, Borrower will be in compliance with all financial covenants herein;

          (ix) the Total Consideration to be paid for such acquisition, together with the Total Consideration paid for all prior Permitted Acquisitions does not exceed $5,000,000 for all such acquisitions in the aggregate;

          (x) after giving effect to the acquisition, Borrower shall have Excess Availability of at least $5,000,000; and

          (xi) Borrower shall have delivered revised schedules to this Agreement and the Other Agreements to the extent necessary to disclose facts pertaining to the target of the proposed Permitted Acquisition.

For purposes hereof, "Total Consideration" means the total consideration paid with respect to any acquisition, including without limitation (x) all payments made in cash and property and the principal amount of any seller notes, (y) the amount paid or to be paid pursuant to non-compete agreements and consulting agreements, and (z) the amount of indebtedness assumed (and in the case of a stock acquisition, the amount of indebtedness of the Person to be acquired).

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business;
(iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1A hereto; and (vi) liens specifically permitted by Agent in
         -----------
writing.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.
                                                -------------------

     "Pre-Settlement Determination Date" shall have the meaning specified in
Section 18 hereof.
----------

     "Prime Rate" shall mean at any time the greater of (i) LaSalle's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time and (ii) the sum of the Federal Funds Rate plus 0.5%.

     "Prime Rate Loans" shall means the Loans bearing interest with reference to the Prime Rate.

     "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than four (4) decimal places), the numerator of which shall be the Revolving Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

     "Requisite Lenders" shall mean, at any time, Lenders having Pro Rata Shares of at least seventy-five percent (75%) at such time.

     "Revolving Loan Commitment" shall mean, with respect to any Lender, the maximum amount of Revolving Loans which such Lender has agreed to make to Borrower, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance Agreement executed by such Lender.

     "Revolving Loan Limit" shall have the meaning specified in subsection 2(a)
                                                                ---------------
hereof.

     "Revolving Loans" shall have the meaning specified in subsection 2(a)
                                                           ---------------
hereof.

     "Settlement Date" shall have the meaning specified in Section 18 hereof.
                                                           ----------

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

     "Tangible Net Worth" shall have the meaning specified in subsection 14(a)
                                                              ----------------
hereof.

     "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Agent or any Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Agent or any Lender;

provided, that the term "Tax" shall not include any taxes imposed upon the net income of Agent or any Lender.

     2. LOANS.
        -----

     (a) Revolving Loans.
         ---------------

     Subject to the terms and conditions of this Agreement and the Other Agreements, so long as no Event of Default is then continuing, during the Original Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of revolving loans and advances (the "Revolving Loans") requested by Borrower up to such Lender's Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

     (i) Seventy-five percent (75%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

     (ii) Sixty percent (60%) of the lower of cost or market value of Borrower's Eligible Inventory; plus
                    ----

     (iii) Sixty percent (60%) against the face amount of commercial Letters of Credit issued or guaranteed by Agent for the purpose of purchasing Eligible Inventory; provided, that such commercial Letters of Credit are in form and substance satisfactory to Agent; minus
                                 -----

     (iv) such reserves as Agent elects, in its reasonable credit judgment, to establish from time to time;

provided, that (x) the sum of the advances with respect to clauses (ii) and
(iii) above shall at no time exceed Twenty-Seven Million Five Hundred Thousand and No/100 Dollars ($27,500,000) and (y) the Revolving Loan Limit shall in no event exceed Fifty Million and No/100 Dollars ($50,000,000) (the "Maximum Revolving Loan Limit").

     The aggregate unpaid principal balance of the Revolving Loans (including the Dollar Equivalent of all Loans made in Euros) shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans (including the Dollar Equivalent of all Loans made in Euros) exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans (including the Dollar Equivalent of all Loans made in Euros) and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion; provided that Agent may, in its sole discretion, permit such excess (the "Interim Advance") to remain outstanding and continue to advance Revolving Loans to Borrower on behalf of Lenders without the consent of any Lender for a period of up to sixty (60) calendar days, so long as (i) the amount of the Interim Advances does not exceed at any time Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000),
(ii) the aggregate outstanding principal balance of the Revolving Loans (including the Dollar Equivalent of all Loans made in Euros) does not exceed the Maximum Loan Limit, and (iii) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans. If the Interim Advance is not repaid in full within sixty (60) days of the initial occurrence of the Interim Advance, no future advances may be made to Borrower without the consent of all Lenders until the Interim Advance is repaid in full.

     Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

     If Borrower makes a request for a Revolving Loan as provided herein, Agent, at its option and in its sole discretion, shall do either of the following:

          (i) advance the amount of the proposed Revolving Loan to Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as Borrower's request therefor with respect to Prime Rate Loans if Borrower notifies Agent of such request by 12:00 noon, Chicago time on such day, and request settlement in accordance with Section 18 hereof such that upon such
                                   ----------
     settlement each Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

          (ii) Notify each Lender by telecopy or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower of Borrower's request for an advance pursuant to this Section 2(a). Each Lender shall remit, to the demand
                      ------------
     deposit account designated by Borrower (i) with respect to Prime Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 12:00 noon, Chicago time, or 10:00 A.M., Chicago time, on the business day immediately succeeding the date of such notification, if such notification is made after 12:00 noon, Chicago time, and (ii) with respect to LIBOR Rate Loans, at or prior to 12:00 noon., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender") Borrower and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to

Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the Federal Funds Rate and (y) in the case of Borrower, at the interest rate applicable at such time for such Loans; provided, that Borrower's obligation to repay such advance to Agent shall not relieve such Lender of its liability to Agent for failure to settle as provided in this Agreement.

     Borrower hereby authorizes Agent, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements; provided, that at least ten (10) Business Days prior to charging such accounts or advancing Revolving Loans for the payment of anything other than principal, interest and scheduled fees, Agent shall provided a statement to Borrower detailing such charges.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Agent same day notice, no later than 12:00 noon (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a controlled disbursement account at Agent, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it, other than to verify that the Person purporting to make such request is a Person or officer identified by Borrower to Agent as having the authority to make such request.

     Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Agent in lawful money of the United States of
------------
America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower.

     (b) Repayments.
         ----------

     The Revolving Loans and all other Liabilities shall be repaid on the last day of the Original Term.

     (c) Notes.
         -----

     The Loans shall, in Agent's and Lenders' sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender.

     3. LETTERS OF CREDIT.
        -----------------

     (a) General Terms.
         -------------

     Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term Agent shall, absent the existence of an Event of Default, from time to time issue, cause to be issued or otherwise guarantee, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that (i) Borrower may request that the Letter of Credit be denominated in Euros and (ii) the aggregate undrawn face amount of all such Letters of Credit (including the Dollar Equivalent of the Letters of Credit denominated in Euros) shall at no time exceed Thirty Million and No/100 Dollars ($30,000,000). Payments made by Agent or Lenders to any Person on account of any Letter of Credit shall constitute Loans hereunder and Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse such issuer. Borrower shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to (i) one and three-quarters percent (1.75%) per annum on the aggregate undrawn face amount of all standby Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month and (ii) one percent (1%) per annum on the face amount of each documentary Letter of Credit, which fee shall be payable in arrears on the last Business Day of each month. Borrower shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit; provided, that so long as LaSalle is the issuer of the Letter of Credit, LaSalle shall not increase the current fees, costs and administrative charges with respect to the issuance of a Letter of Credit from those in effect on the date hereof until after December 31, 2003.

     (b) Requests for Letters of Credit.
         ------------------------------

     Borrower shall make requests for Letters of Credit in writing. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Agent shall make reasonable efforts to cause the issuer of the Letter of Credit to issue the requested Letter of Credit on the date specified in the request (including on the date of such request, if requested before 10:00 a.m. Chicago time), however, none of Agent, any Lender or the issuer shall have any liability to Borrower for failing to issue a

Letter of Credit requested and authorized pursuant to the terms and conditions of this Agreement and the Other Agreements so long as such Letter of Credit is issued within two (2) Business Days of receipt of written request therefor by Agent. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

     (c) Obligations Absolute.
         --------------------

     Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Agent and/or Lenders if Agent and/or Lenders have reimbursed such issuer on Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit or Agent, any Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit unless the issuer's failure to determine such non-compliance is a result of such issuer's gross negligence or willful misconduct, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, by Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder unless such act or omission to act is the result of such party's gross negligence or willful misconduct. It is understood and agreed by Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary. Borrower hereby further acknowledges that all Letters of Credit issued for the account of Cobra Electronics Europe, Ltd. under this loan facility with respect to which Borrower is a co-applicant shall constitute Liabilities of Borrower under this Agreement, secured by the Collateral and shall in all other respects be subject to the terms of this Agreement as if such Letter of Credit had been directly issued on behalf of Borrower.

     (d) Expiration Dates of Letters of Credit.
         -------------------------------------

     The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the twenty-fifth
(25th) day prior to the end of the Original Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the twenty-fifth (25th) day prior to the end of the Original Term.

     (e) Participation.
         -------------

     Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Borrower with respect thereto). Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse Agent and each Lender for any payment made by Agent or any Lender to the issue.

     4. INTEREST, FEES AND CHARGES.
        --------------------------

     (a) Interest Rate.
         -------------

     Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or
                                                        --------------------
(iii) below:
-----

     (i) one quarter of one percent (.25%) per annum less than the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

     (ii) one hundred seventy-five (175) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of thirty
(30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, telegram, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last day of each Interest Period and, if the Interest Period is longer than ninety (90) days, on the ninetieth
(90th) day following the first day of the Interest Period, in arrears.

     (iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

     (b) Other LIBOR Provisions.
         ----------------------

     (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event
              -------------------     ---------
of Default has occurred and is continuing.

     (ii) Agent's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective
         -------------------
pricing to such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

     (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify Borrower and
(A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

     (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Agent or a Lender), Borrower agrees to indemnify Agent and each Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Agent or such Lender as a result of such prepayment.

     (v) If any Regulatory Change (whether or not having the force of law) shall
(A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (B) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Borrower to Agent or such Lender hereunder (other than a change in the taxation of the overall net income of such Lender); or (C) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent's or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrower shall pay to such party, on demand, such additional amounts as such party shall, from time to time, determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount; provided, that such demand is made within one hundred eighty (180) days after such increased cost or reduced amount is incurred or subsequently determined to have been incurred if the determination that such increased cost or reduced amount is subsequently made as a result of a change to or reinterpretation of the Regulatory Change, from an audit of the implementation of such Regulatory Change or if such Regulatory Change has retroactive effect.

     (vi) Each of Agent and each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or,
(B) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by Borrower of such Tax and Borrower shall provide Agent or such Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such party shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (A) a properly completed and executed Internal Revenue Service

Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (B) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

     (vii) Each request for LIBOR Rate Loans shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000).

     (viii) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

     (ix) No more than five (5) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

     (c) Fees And Charges.
         ----------------

     (i) Closing Fee: Borrower shall pay to Agent, for the benefit of Lenders, a
         -----------
closing fee of one-quarter of one percent (.25%) of the Maximum Loan Limit, which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder and on the date of an increase in the Maximum Loan Limit to $55,000,000, Borrower shall pay to Agent, for the benefit of the Lender providing the increased Revolving Loan Commitment, one-quarter of one percent (.25%) of the additional $5,000,000 Revolving Loan Commitment, which fee shall be fully earned on the date of the increase of the Maximum Loan Limit.

     (ii) Unused Line Fee: Borrower shall pay to Agent, for the benefit of
          ---------------
Lenders, an unused line fee of one quarter of one percent (.25%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lenders and payable monthly in arrears on the last Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

     (iii) Agency Fee: Borrower shall pay to Agent, for their own accounts, an
           ----------
arrangement fee and agency fee which are fully described in a separate Fee Letter of even date herewith between Borrower and Agent.

     (iv) Costs and Expenses: Borrower shall reimburse Agent for all costs and
          ------------------
expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among Borrower, Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Agent's and/or any Lender's rights under this Agreement or any Other Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with LaSalle and any additional services requested by Borrower from LaSalle. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to LaSalle on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided, that Borrower shall receive a statement detailing all such costs and expenses at least ten (10) Business Days prior to such costs and expenses being due and payable hereunder. In addition, following the occurrence of an Event of Default, Borrower shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Liabilities; and (iii) administration and enforcement of any of Lenders' rights under this Agreement.

     (v) Capital Adequacy Charge. If Agent or any Lender shall have determined
         -----------------------
that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such party's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to such party such additional amount or amounts ("Capital Adequacy Charge") as will compensate such party for such reduction, such Capital Adequacy Demand to be made within one hundred eighty (180) days following the date that such Capital Adequacy Charge is incurred or subsequently deemed to have been incurred if the determination of such Capital Adequacy Charge is made as a result of a change or reinterpretation of the law, rule or regulation resulting in the Capital Adequacy Charge, subsequent audit discloses the incurrence of such Capital Adequacy

Charge or if such law, rule or regulation has retroactive effect. A certificate of Agent or such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     (d) Maximum Interest.
         ----------------

     It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agents or any Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

     (e) Replacement Lender for Increased Costs.
         --------------------------------------

     If Borrower becomes obligated to pay any additional amounts to any Lender pursuant to subsection 4(b)(v), 4(b)(vi) or 4(c)(v), or if a Lender determines
            ---------------------------------------
that LIBOR Rate Loans are unavailable as a result of subsection 4(b)(iii),
                                                     --------------------
Borrower may designate a replacement Lender (a "Replacement Lender"), which Replacement Lender is subject to approval by Agent, in its reasonable discretion and which Replacement Lender must not be subject to the charge or Regulatory Change for which the original Lender is being replaced, to purchase the Loans and Revolving Loan Commitment of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus accrued but unpaid interest thereon and all accrued but unpaid fees owed to such Lender and any other amounts owed to such Lender under this Agreement or any of the Other Agreements, and to assume all the obligations of such Lender hereunder. Upon such purchase and assumption (pursuant to an Assignment and Acceptance), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

     5. COLLATERAL.
        ----------

     (a) Grant of Security Interest to Agent.
         -----------------------------------

     As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Lenders, a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located but excluding keyman life insurance policies owned by Borrower and described on Schedule 5 hereof): (a)
                                                      ----------
all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; provided, that Investment Property consisting of equity of foreign Subsidiaries shall be limited to sixty-five percent (65%) of the equity of such foreign Subsidiaries; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) any other property of Borrower now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     (b) Other Security.
         --------------

     Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrower to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c) Possessory Collateral.
         ---------------------

     Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     (d) Electronic Chattel Paper.
         ------------------------

     To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records,
(iii) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

     6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.
        -----------------------------------------------------------------------

     Borrower shall, at Agent's request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Agent of any and all financing statements which identify the Borrower as debtor, Agent as secured party and any or all Collateral as collateral.

     7. POSSESSION OF COLLATERAL AND RELATED MATTERS.
        --------------------------------------------

     Unless an Event of Default has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

     8. COLLECTIONS.
        -----------

     (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") or, if by wire transfer, directly to the Lock Box Account; provided, that Borrower may in its reasonable business judgment direct Account Debtors to make payments to an alternate location, so long as (i) no Event of Default is then continuing and
(ii) if Excess Availability is less than $5,000,000 at such time, Borrower promptly notifies Agent of any such alternate arrangement. Borrower shall establish an account (the "Lock Box Account") in Borrower's name with LaSalle, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. Funds deposited in the Lock Box Account shall be the sole and exclusive property of Borrower, provided, that Borrower, Agent and LaSalle agree that following the occurrence and during the continuance of an Event of Default, funds deposited in the Lock Box and Lock Box Account shall be under the exclusive control of Agent and LaSalle, and LaSalle will follow the instructions of Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will, following the occurrence and during the continuance of an Event of Default, be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints LaSalle and Agent (and all Persons designated by LaSalle and Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein;

provided, that Agent shall not exercise any such powers described in clauses
(i), (ii) and (iii) above (except for routine Lock Box payments/proceeds) unless and until an Event of Default has occurred and is continuing.

     (b) Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest, fees and available funds for Loans and Letters of Credit, Agent shall, on the day of receipt by Agent at its office in Chicago of payments by Borrower apply the whole or any part of such payments, first against any unpaid costs and expenses owing to Agent and/or Lenders, next to any interest and fees then due and payable and then to payment of the Revolving Loans and other Liabilities in such order as Agent shall determine in its sole discretion.

     (d) On a monthly basis, Agent shall deliver to Borrower an account statement showing all Loans, charges and payments, and on a periodic basis a report regarding Letters of Credit shall be available, which reports shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Agent in writing, specifying any error therein, within sixty (60) days of the date such account statement is sent or made available to Borrower and any such notice shall only constitute an objection to the items specifically identified.

     9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.
        ------------------------------------------------------------

     (a) Borrowing Base Reports.
         ----------------------

     Borrower shall deliver to Agent an executed borrowing base report and certificate in Agent's then current form on or before the tenth (10th) day of each month, provided, that at any time that the lesser of the Revolving Loan Limit and the Maximum Revolving Loan Limit exceeds the sum of the outstanding principal balance of the Revolving Loans plus Letter of Credit Obligations by less than Five Million Dollars ($5,000,000), Borrower shall deliver such borrowing base report and certificate on a weekly basis on Monday of each week, which report and certificate shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. In addition, Borrower may deliver Borrowing Base Certificates more often in its discretion. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information concerning Accounts and Inventory as may be requested by Agent including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

     (b) Monthly Reports.
         ---------------

     Borrower shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per due date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole discretion), including a listing of any held checks; and (ii) within ten (10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Agent's standard form of Inventory report then in effect or the form most recently requested from Borrower by Agent, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

     (c) Quarterly Reports.
         -----------------

     As soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Borrower, copies of Borrower's 10-Q report filed with the Securities and Exchange Commission and a compliance certificate in the form of Exhibit B (a "Compliance Certificate"),
                                      ---------
which Compliance Certificate shall include a calculation of all financial covenants contained in this Agreement, including a description of any deviation therefrom.

     (d) Financial Statements.
         --------------------

     Borrower shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a Compliance Certificate: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer or Vice President-Finance of Borrower; and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, (x) audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent, which financial statements shall be accompanied by copies of any management letters sent to the Borrower by such accountants and (y) copies of Borrower's Form 10-K report filed with the Securities and Exchange Commission;

     (e) Annual Projections.
         ------------------

     As soon as practicable and in any event no more than thirty (30) days after the beginning of each Fiscal Year, Borrower shall deliver to Agent and each Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent and Lenders.

     (f) Explanation of Budgets and Projections.
         --------------------------------------

     In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower shall deliver a letter
                          ---------------
signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

     (g) Public Reporting.
         ----------------

     Promptly upon the filing thereof, Borrower shall deliver to Agent and each Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Agent and each Lender copies of any reports and proxy statements delivered to its shareholders.

     (h) Other Information.
         -----------------

     Promptly following request therefor by Agent and Lenders, such other business or financial data, reports, appraisals and projections as Agent and Lenders may reasonably request.

     10. TERMINATION.
         -----------

     This Agreement shall be in effect from the date hereof until January 31, 2005 (the "Original Term") unless (A) the due date of the liabilities is accelerated pursuant to section 16 hereof; or (B) Borrower elects at any time,
                        ----------
upon at least thirty (30) days prior written notice to Agent and Lenders, to terminate this agreement. Upon termination of this agreement, Borrower shall pay all of the Liabilities in full. If one or more of the events specified in clauses (A) or (B) occurs, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, (i) Borrower shall deliver to Agent and Lenders a release, in form and substance reasonably satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account and (ii) upon Borrower's request, Agent and Lenders shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower. In addition, Borrower may at any time, upon at least thirty (30) days prior written notice to Agent and Lenders, elect to reduce the Maximum Revolving Loan Limit, which reduction shall reduce each Lender's Revolving Loan Commitment on a pro rata basis in accordance with its Pro Rata Share; provided that any such reduction shall be in a minimum amount of Five Million Dollars ($5,000,000) and in integrals of Five Hundred Thousand Dollars ($500,000) above such amount.

     11. REPRESENTATIONS AND WARRANTIES.
         ------------------------------

     Borrower hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Section 11 or
                                                          ----------
elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

     (a) Financial Statements and Other Information.
         ------------------------------------------

     The financial statements and other information delivered or to be delivered by Borrower to Agent or any Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrower as of the date thereof, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower to Agent or any Lender is true and correct as of the date with respect to which such information was furnished.

     (b) Locations.
         ---------

     The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral (other than display booths for consumer electronics shows, Inventory or consignment and tooling in the possession of vendors) and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the
                                  ---------
continental United States of which Agent has been advised by Borrower in accordance with subsection 12(b)(i). The Collateral (other than display booths
                -------------------
for consumer electronic shows, Inventory on consignment and tooling in the possession of vendors), including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles (other than Borrower's special touring van), based, only at the addresses set forth on Exhibit A, and at other locations within the continental
                       ---------
United States of which Agent has been advised by Borrower in writing in accordance with subsection 12(b)(i) hereof.
                -------------------

     (c) Loans by Borrower.
         -----------------

     Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower's business and loans permitted pursuant to subsection 13(f)
                                                              ----------------
hereof.

     (d) Accounts and Inventory.
         ----------------------

     Each Account or item of Inventory which Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time.

     (e) Liens.
         -----

     Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens and liens or other encumbrances on Accounts (and property rights and interests related to such Accounts) that are sold pursuant to any Factoring Arrangement.

     (f) Organization, Authority and No Conflict.
         ---------------------------------------

     If Borrower is a corporation, limited liability company or partnership, Borrower is duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 0575903 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

     (g) Litigation.
         ----------

     Except as described on Schedule 11(g) hereof, there are no actions or
                            --------------
proceedings which are pending or threatened against Borrower which would reasonably be expected to have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent. Borrower has no Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

     (h) Compliance with Laws and Maintenance of Permits.
         -----------------------------------------------

     Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower.

     (i) Affiliate Transactions.
         ----------------------

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to
                            --------------
subsection 11(c) hereof, Borrower is not conducting, permitting or suffering to
----------------
be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j) Names and Trade Names.
         ---------------------

     Borrower's name has been as set forth on the first page of this Agreement since 1993 (prior to which Borrower's name was Dynascan Corporation) and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.
                                                         --------------

     (k) Equipment.
         ---------

     Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower free and clear of any mortgage liens or is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms acceptable to Agent, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.

     (l) Enforceability.
         --------------

     This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (m) Solvency.
         --------

     Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

     (n) Indebtedness.
         ------------

     Except as set forth on Schedule 11(n) hereto, Borrower is not obligated
                            --------------
(directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

     (o) Margin Security and Use of Proceeds.
         -----------------------------------

     Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (p) Parent, Subsidiaries and Affiliates.
         -----------------------------------

     Except as set forth on Schedule 11(p) hereto, Borrower has no Parents,
                            --------------
Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

     (q) No Defaults.
         -----------

     Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower.

     (r) Employee Matters.
         ----------------

     There are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

     (s) Intellectual Property.
         ---------------------

     Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

     (t) Environmental Matters.
         ---------------------

     Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder in any material respect and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which materially affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials. Borrower has no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which could reasonably be expected to have a Material Adverse Effect on Borrower.

     (u) ERISA Matters.
         -------------

     Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

     12. AFFIRMATIVE COVENANTS.
         ---------------------

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Requisite Lenders' prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

     (a) Maintenance of Records.
         ----------------------

     Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A.
                                                                    ---------

     (b) Notices.
         -------

     Borrower shall:

     (i) Locations. Promptly (but in no event less than ten (10) days prior
         ---------
to the occurrence thereof) notify Agent of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Agent that such Goods will be used.

     (ii) Eligible Accounts and Inventory. Promptly upon becoming aware
          -------------------------------
thereof, notify Agent if any Account or Inventory identified by Borrower to Agent as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

     (iii) Litigation and Proceedings. Promptly upon becoming aware
           --------------------------
thereof, notify Agent of any actions or proceedings which are pending or threatened against Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower and of any Commercial Tort Claims of Borrower which may arise and of which an officer of Borrower is aware, which notice shall constitute Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

     (iv) Names and Trade Names. Notify Agent within ten (10) days of the
          ---------------------
change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

     (v) ERISA Matters. Promptly notify Agent of (x) the occurrence of any
         -------------
"reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

     (vi) Environmental Matters. Promptly notify Agent upon becoming aware
          ---------------------
of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

     (vii) Default; Material Adverse Change. Promptly advise Agent of any
           --------------------------------
material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Agent in writing.

     (c) Compliance with Laws and Maintenance of Permits.
         -----------------------------------------------

     Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower. Following any determination by Agent that there is non-compliance, or any condition which reasonably requires any action by or on behalf of Borrower in order to avoid non-compliance, with any Environmental Law, Borrower shall at Borrower's expense cause an independent environmental engineer acceptable to Agent to conduct such tests or assessments of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests or assessments, a proposed plan for remediation or corrective measures and an estimate of the costs thereof.

     (d) Inspection and Audits.
         ---------------------

     Borrower shall permit Agent and Lenders, or any Persons designated by Agent, to call at Borrower's places of business at any reasonable times, with reasonable prior notice to Borrower so long as no Event of Default is then continuing, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Agent may consider reasonable under the circumstances. Borrower shall furnish to Agent such information relevant to Agent's and/or any Lender's rights under this Agreement and the

Other Agreements as Agent shall at any time and from time to time request. Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Borrower authorizes Agent and Lenders to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants, provided, that Borrower shall be given a reasonable opportunity to have an officer present at any such meeting. Any such discussions shall be without liability to Agent or any Lender or to Borrower's independent public accountants. Borrower shall pay to Agent all customary fees and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided, that such fees and expenses shall not exceed Ten Thousand Dollars ($10,000) during any calendar year unless an Event of Default has occurred.

     (e) Insurance.
         ---------

     Borrower shall:

     (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent, for the benefit of Agent and Lenders. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent; provided, that so long as no Event of Default is then continuing, Borrower may receive and retain proceeds of business interruption insurance. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance. To the extent that Agent receives proceeds of insurance in excess of the then-outstanding Liabilities, Agent and Lenders shall deliver any excess proceeds to Borrower as directed by Borrower.

     (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. Such insurance, if obtained by Agent, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (f) Collateral.
         ----------

     Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall permit Agent and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder.

     (g) Use of Proceeds.
         ---------------

     All monies and other property obtained by Borrower from Agent and Lenders pursuant to this Agreement shall be used solely for business purposes of Borrower.

     (h) Taxes.
         -----

     Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the reasonable credit judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon or, at Borrower's option, Agent maintains a reserve against Borrower's ability to borrow under subsection 2(a)
                                                               ---------------
hereof in such amount; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited or advance a Revolving Loan against the reserved availability to make payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (i) Intellectual Property.
         ---------------------

     Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

     (j) Checking Account.
         ----------------

     Borrower shall maintain its primary collection and disbursement accounts with LaSalle. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle's service charges for demand deposit account activities.

     13. NEGATIVE COVENANTS.
         ------------------

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Requisite Lenders' prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

     (a) Guaranties.
         ----------

     Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

     (b) Indebtedness.
         ------------

     Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the loans, except that Borrower may (i) borrow money from a person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and Lenders and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured
                               --------------
indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(c) hereof; and (v)
                                           ----------------
incur indebtedness with respect to Currency Hedging Liabilities incurred in the ordinary course of business (and not for speculative purposes) so long as the total amount hedged does not exceed $4,000,000 outstanding at any time.

     (c) Liens.
         -----

     Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens and liens or other encumbrances on Accounts (and property rights and interests related to such Accounts) that are sold pursuant to a Factoring Arrangement.

     (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions
         -----------------------------------------------------------------
Outside the Ordinary Course of Business.
---------------------------------------

     Borrower shall not (i) enter into any merger or consolidation; (ii) change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business and sales of Accounts pursuant to a Factoring Arrangement; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest except (A) in connection with Borrower's stock option plans as in effect on the date hereof or arising after the date hereof (but subject to any limitations set forth in paragraph 12(e) hereof and (B) Borrower may repurchase any of its shares of stock on the open market so long as (x) the aggregate amount of such purchases does not exceed $2,000,000 during any calendar year or $5,000,000 from the date hereof through the end of the Original Term, (y) after giving effect to any such payment, Borrower shall have Excess Availability of at least $5,000,000 and (z) as of the end of the month immediately preceding the date of such purchase EBIT, for the 12 month period ending on such date, minus the amount of such purchase, shall exceed $5,000,000 and (C) Borrower and its Subsidiaries may enter into Permitted Acquisitions so long as no Event of Default is then continuing or would be caused thereby. Borrower shall promptly notify Agent of the filing of any Rule 13-d filing with the Securities Exchange Commission in respect of Borrower's stock. Borrower shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

     (e) Dividends and Distributions.
         ---------------------------

     Borrower shall not declare or pay any cash dividend or other distribution on any class of its stock.

     (f) Investments; Loans.
         ------------------

     Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than (i) direct obligations of the United States, (ii) ordinary trade credit, (iii) notes or equity interests taken in restructuring or settlement of obligations of Account Debtors, (iv) investments in foreign subsidiaries for operations, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) during any calendar year (excluding any Letters of Credit issued hereunder for the benefit of such foreign subsidiary and any guaranty by Borrower of any Currency Hedging Liabilities) and (v) so long as no Event of Default is then continuing or would be caused thereby, Permitted Acquisitions. Borrower shall not lend or otherwise advance funds to any Person except for (A) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business not exceeding One Hundred Fifty Thousand Dollars ($150,000) in the aggregate outstanding to all Persons at any one time; and (B) loans to employees to allow employees to exercise stock options so long as the amount of such loans advanced does not exceed $620,000 during any Fiscal Year of Borrower or $1,200,000 in the aggregate from the date hereof through the end of the Original Term, provided, that no Event of Default shall have occurred and be continuing or would occur as a result of any such payment.

     (g) Fundamental Changes, Line of Business.
         -------------------------------------

     Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's current business.

     (h) Equipment.
         ---------

     Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower, free and clear of any mortgage liens or is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms acceptable to Agent, or (ii) permit any

Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.

     (i) Use of Proceeds.
         ---------------

     Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of LaSalle, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

     (j) Affiliate Transactions.
         ----------------------

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to
                            --------------
subsection 11(c) hereof, Borrower shall not conduct, permit or suffer to be
----------------
conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (k) Settling of Accounts.
         --------------------

     Borrower shall not settle or adjust any Account identified by Borrower as an Eligible Account except for such settlements and adjustments made in the ordinary course of business and in a manner consistent with past practices, or with respect to which the Account Debtor is an Affiliate without the consent of Agent, provided, that following the occurrence and during the continuance of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Agent.

     (l) Management Fees; Compensation.
         -----------------------------

     Borrower shall not (i) pay any management or consulting fees to any employee, director or Affiliate (other than a Subsidiary), or (ii) pay annual aggregate compensation, whether as salary, bonus or otherwise, to all directors or officers of Borrower which is on a basis inconsistent with past practices.

     14. FINANCIAL COVENANTS.
         -------------------

     Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

     (a) Tangible Net Worth.
         ------------------
     Borrower's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) $41,500,000 at all times from the date hereof through

December 30, 2002 and (ii) thereafter, from the last day of each Fiscal Year of Borrower through the day prior to the last day of each immediately succeeding Fiscal Year of Borrower, the Minimum Tangible Net Worth during the immediately preceding period plus ninety percent (90%) of Borrower's net income (but without reduction for any net loss) for the Fiscal Year ending on the first day of the current period as reflected on Borrower's audited year end financial statement; and "Tangible Net Worth" being defined for purposes of this subsection as Borrower's consolidated shareholders' equity (including retained earnings) less the book value of all intangible assets (which shall consist of goodwill, intellectual property, prepaid expenses, equity in foreign subsidiaries and deferred taxes) the amount of any debt subordinated to Agent and Lenders, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statements dated December 31, 2001 except as set forth herein;

     (b) EBIT.
         ----

     Borrower shall not permit EBIT to be less than Five Million Dollars ($5,000,000) as of the end of each calendar quarter, for the twelve (12) month period ending on such date. In addition, Borrower shall not permit EBIT to be less than negative One Million Dollars (-$1,000,000) for any single calendar quarter.

     (c) Capital Expenditure Limitations.
         -------------------------------

     Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $5,000,000 during any Fiscal Year.

     15. DEFAULT.
         -------

     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

     (a) Payment.
         -------

     The failure of any Obligor (i) to pay when due, declared due, or demanded by Agent, at the request of the Requisite Lenders any principal amount of the Loans, or (ii) to pay within five (5) days of the date any other Liabilities are due, declared due or demanded by Agent, any of the other Liabilities.

     (b) Breach of this Agreement and the Other Agreements.
         -------------------------------------------------

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements which failure remains uncured for more than ten (10) Business Days after the occurrence thereof.

     (c) Breaches of Other Obligations.
         -----------------------------

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure could reasonably be expected to have a Material Adverse Effect on such Obligor or the occurrence of any payment default or any other breach or event of default which remains uncured past any applicable grace period, which breach or event of default would permit the creditor thereunder to accelerate the indebtedness thereunder under any other agreement or instrument evidencing indebtedness for borrowed money in excess of Two Hundred Fifty Thousand Dollars ($250,000) executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound.

     (d) Breach of Representations and Warranties.
         ----------------------------------------

     The making or furnishing by any Obligor, Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any material respect.

     (e) Loss of Collateral.
         ------------------

     The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral; provided that the loss, theft, damage or destruction (a "Loss") of any of the Collateral shall not constitute an Event of Default hereunder if, (i) to the extent that such Losses involve Collateral which is insured, such Losses involve Collateral worth less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) for a single such event or worth less than Five Million and No/100 Dollars ($5,000,000) in the aggregate for all such events during any year of the Original Term; provided, that with respect to such Losses, coverage is not denied or excluded by the insurer and Agent is in receipt of all insurance proceeds relative thereto within one hundred eighty (180) days of the occurrence of such Loss; or (ii) to the extent that such Losses involve Collateral which is uninsured or for which coverage is denied or excluded by the insurer or for which Agent does not receive the proceeds within one hundred eighty (180) days of the occurrence of such Loss, such Losses involve Collateral worth less than Five Hundred Thousand and No/100 Dollars ($500,000) for a single event or worth less than One Million and No/100 Dollars ($1,000,000) in the aggregate for all such events during any year of the Original Term.

     (f) Levy, Seizure or Attachment.
         ---------------------------

     The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

     (g) Bankruptcy or Similar Proceedings.
         ---------------------------------

     The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings.

     (h) Appointment of Receiver.
         -----------------------

     The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty
(30) days after the commencement of such proceedings.

     (i) Judgment.
         --------

     The entry of any judgment or order in excess of Two Hundred Fifty Thousand Dollars ($250,000) against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     (j) Death or Dissolution of Obligor.
         -------------------------------

     The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

     (k) Default or Revocation of Guaranty.
         ---------------------------------

     The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

     (l) Criminal Proceedings.
         --------------------

     The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

     (m) Change of Control.
         -----------------

     The acquisition by any Person, or two or more Persons acting in concert (other than any member of existing management as of the date hereof) of beneficial ownership (within the meaning of Rule 13-d-3 of the Securities and Exchange Commission under the federal Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of voting stock of Borrower.

     (n) Change of Management.
         --------------------

     If James Bazet shall cease to be the Chief Executive Officer of Borrower at any time.

     16. REMEDIES UPON AN EVENT OF DEFAULT.
         ---------------------------------

     (a) Upon the occurrence of an Event of Default described in subsection
                                                                 ----------
15(g) hereof, all of the Liabilities shall immediately and automatically become
-----
due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Borrower's premises without cost to Agent or Lenders. At Agent's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     17. CONDITIONS PRECEDENT.
         --------------------

     The obligation of Agent and Lenders to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

     (a) Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List");
                                 --------------
     (b) Since December 31, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent or Requisite Lenders in their sole discretion;

     (c) Agent shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

     (d) The Obligors shall have executed and delivered to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

     18. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.
         --------------------------------------------------------

     On a weekly basis (or more frequently if requested by Agent) (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

     (a) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in subsection 2(a)(i), so that Agent shall receive interest on the
               ------------------
Disproportion Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

     (b) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in Section 3(a) hereof shall
                                                       ------------
be paid to each Lender in proportion to its Pro Rata Share;

     (c) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the facilities fee as provided in subsection 4(c)(i) shall be paid to
                                             ------------------
each Lender in proportion to its Pro Rata Share;

     (d) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the closing fee as provide in subsection 4(c)(i) shall be paid to
                                         ------------------
each Lender in proportion to its Pro Rata Share; and

     (e) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the unused line fee set forth in subsection 4(c)(ii) hereof shall be
                                            -------------------
paid to each Lender in proportion to its Pro Rata Share.

     Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by Borrower to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

     19. AGENT.
         -----

     (a) Appointment of Agent.
         --------------------

     (i) Each Lender hereby designates LaSalle as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.

Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

     (ii) The provisions of this Section 19 are solely for the benefit of
                                 ----------
Agent and Lenders, and neither Borrower nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof (other than rights specifically granted to Borrower pursuant to subsections
                                                                -----------
19(i) and 19(j)(iv)). In performing its functions and duties under this
--------------------
Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

     (b) Nature of Duties of Agent.
         -------------------------

     Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall not be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     (c) Lack of Reliance on Agent.
         -------------------------

     (i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the notes, or the financial condition of any Obligor, or the existence or possible existence of any Default or Event of Default.

     (d) Certain Rights of Agent.
         -----------------------

     Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender. If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

     (e) Reliance by Agent.
         -----------------

     Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or in connection herewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     (f) Indemnification of Agent.
         ------------------------

     To the extent Agent is not promptly reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided. The obligations of Lenders under this subsection 19(f) shall survive the payment in full of the Liabilities and the
----------------
termination of this Agreement.

     (g) Agent in its Individual Capacity.
         --------------------------------

     With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

     (h) Holders of Notes.
         ----------------

     Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

     (i) Successor Agent.
         ---------------

     (i) Agent may, upon five (5) business days' notice to Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 19(i)) by giving
                                         ----------------
written notice thereof to Lenders and Borrower. Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent, provided, that if no Event of Default is then existing, such appointment shall require the consent of Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders (and if no Event of Default is then existing, with the consent of Borrower, which consent shall not be unreasonably withheld), appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Five Hundred Million and No/100 Dollars ($500,000,000.00).

     (ii) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 19 shall inure to its benefit as to any
                       ----------
actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     (j) Collateral Matters.
         ------------------

     (i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

     (ii) Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement (including pursuant to Factoring Arrangements) and (y) in connection with the repayment in full of all of the Liabilities by Borrower and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders in the manner set forth above, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year. Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

     (iii) Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however that Agent's
                                           --------  -------
lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

     (iv) To the extent, pursuant to the provisions of this subsection
                                                            ----------
19(j), Agent's execution of a release is required to release its lien upon
-----
any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

     (v) Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 19 or in any of the Other Agreements, it being
              ----------
understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

     (k) Actions with Respect to Defaults.
         --------------------------------

     In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders. No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.

     (l) Delivery of Information.
         -----------------------

     Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrower or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

     (m) Demand.
         ------

     Subject to the terms of this Agreement, Agent shall make demand for repayment by Borrower of all Liabilities owing by Borrower hereunder, after the occurrence of an Event of Default, upon the written request of Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

     (n) Notice of Default.
         -----------------

     Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event which, with passage of time or giving of notice, could become an Event of Default, except with respect to Events of Default arising as a result of Borrower's failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or Borrower describing such Event of Default or event which, with the passage of time or giving of notice, could become an Event of Default, and which identifies such event as a "notice of default". Upon receipt of any such notice, Agent will notify each Lender of such receipt.

     20. ASSIGNABILITY.
         -------------

     (a) Borrower shall not have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrower.

     (c) Each Lender may, with the consent of Agent and, so long as no Event of Default is then continuing, Borrower, which consents shall not be unreasonably withheld, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement; provided, that (i) for each such assignment,
                                  --------
the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit D (the "Assignment and
                                         ---------
Acceptance"), and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee, and (ii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00). Upon such execution and delivery of the Assignment and Acceptance to Administrative Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and
(y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 23
                                                                     ----------
of the Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (d) By executing and delivering an Assignment and Acceptance Agreement in the form of Exhibit D hereto (an "Assignment and Acceptance"), the assignee
            ---------
thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Obligor or the performance or observance by Borrower or any other Obligor of its obligations under this Agreement, (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 9 of the Agreement and such other documents and information as it has
   ---------
deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) Agent shall, maintain at its address referred to in Section 24 of the
                                                             ----------
Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Term Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrower, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such
                                              ---------
Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give notice thereof to Agent on the date of receipt and (iv) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in an amount equal to the maximum amount of Loans such assignee may at any time make under the terms of this Agreement and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the maximum amount of Loans such assigning Lender may at any time make under the terms of this Agreement. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

     (g) Each Lender may sell participations (without the consent of Agent, Borrower or any other Lender) to one or more parties, in or to all (or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitment, or the Loans owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement and (v) any such participant shall agree to be bound by the confidentiality provisions set forth in Section 28 hereof..
                                                           ----------

     (h) Each Lender agrees that, without the prior written consent of Borrower and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

     (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Borrower so long as such potential assignee or participant agrees to be bound by the confidentiality provisions of
Section 28 hereof prior to receiving any such information.
----------

     21. AMENDMENTS, ETC.
         ---------------

     No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Revolving Loan Commitments of Lenders or subject Lenders to any additional obligations to extend credit to Borrower, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (v) amend or waive this Section
                                                                        -------

21, or change the definition of Requisite Lenders, (vi) increase by more than 5%
--
the advance rates set forth in subsection 2(a) hereof or (vii) except in
                               ----------------------
connection with the financing, refinancing, sale or other disposition of any asset of Borrower permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection
                                                                   ----------
19(j) hereof), release or subordinate any liens in favor of Agent, for the
-----
benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, (a) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender's Revolving Loan Commitment shall each be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (b) the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of this Section 21.
                                                            ----------
Notwithstanding the foregoing, Borrower, Agent and Lenders acknowledge that it is the intent of the parties to increase the Maximum Revolving Loan Limit and Maximum Loan Limit to Fifty-Five Million Dollars ($55,000,000) upon obtaining an additional Lender. In such event, no additional consent to the amendment increasing the Maximum Revolving Loan Limit and Maximum Loan Limit to Fifty-Five Million Dollars ($55,000,000) shall be required from Lenders, and consent to such amendment is hereby granted by Lenders, provided that such amendment occurs within one hundred eighty (180) days of the date hereof.

     In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 20 of this Agreement; provided, that
(i) no Lender may be required to assign its rights and obligations to a new Lender because such lender is unwilling to increase its own loan commitments,
(ii) such new Lender must be willing to consent to the proposed amendment, waiver or consent and (iii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and an unpaid fees to the date of assignment. Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent's intent to cause such non-consenting Lender to assign its interests hereunder.

     22. NONLIABILITY OF AGENTS AND LENDERS.
         ----------------------------------

     The relationship between Borrower, Agent and Lenders shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

     23. INDEMNIFICATION.
         ---------------

     Borrower agrees to defend (with counsel satisfactory to the Indemnified Party (as defined below)), protect, indemnify and hold harmless each Agent and each Lender, each affiliate or subsidiary of each Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 18
                                                                  ----------
shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     24. NOTICE.
         ------

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention: Steven Marks, facsimile number: (312) 904-4660, in the case of a Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance Agreement and in the case of Borrower shall be sent to it at its principal place of business set forth on Exhibit A hereto or as
                                                   ---------
otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

     25. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.
         ------------------------------------------------------

     This Agreement and the Other Agreements are submitted by Borrower to Agent and Lenders for their acceptance or rejection at Agent's principal place of business as an offer by Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Agent and Lenders to accept this Agreement, Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby agrees that service of legal process may be made by U.S. mail to Borrower at its address set forth as its principal place of business on Exhibit A hereto and in the manner set forth in Section 24 hereof. Borrower agrees that service of such process upon
         ----------
such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

     26. HEADINGS OF SUBDIVISIONS.
         ------------------------

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     27. POWER OF ATTORNEY.
         -----------------

     Borrower acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     28. CONFIDENTIALITY.
         ---------------

     Borrower, Agent and each Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Agent or any Lender (or to any affiliate of Agent or any Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by such party to such party's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents (all of which parties shall be subject to the confidentiality restrictions set forth herein) and regulators, and upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate, to any other party. Borrower, Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     29. COUNTERPARTS.
         ------------

     This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

     30. ELECTRONIC SUBMISSIONS.
         ----------------------

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

     31. WAIVER OF JURY TRIAL; OTHER WAIVERS.
         -----------------------------------

     (a) BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER, AGENT OR SUCH LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER, AGENT AND LENDERS. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to Borrower, including, without limitation any deposit account at Agent or any Lender or such affiliate.

     (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

     (e) Agent's and/or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent, Requisite Lenders or all Lenders, as required herein, and directed to Borrower specifying such suspension or waiver.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COBRA ELECTRONICS CORPORATION                          LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender


By                                                     By
  ------------------------------------------------       -------------------------------------------------------
Title                                                  Title
     ---------------------------------------------          ----------------------------------------------------

                                                       Revolving Loan Commitment:  $35,000,000
                                                       Address:  135 South LaSalle Street
                                                                 Chicago, Illinois  60603-4105
                                                                 Attention:  Steven Marks
                                                       Telecopy Number: (312) 904-4660


                                                       NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as a Lender


                                                       By
                                                         -------------------------------------------------------
                                                       Title
                                                             ---------------------------------------------------

                                                       Revolving Loan Commitment:  $15,000,000
                                                       Address:  One North Franklin, Suite 3600
                                                                 Chicago, Illinois 60606
                                                                 Attention:  Richard Ault
                                                       Telecopy Number: (312) 384-4666

                                      -62-